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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF AUGUST 31, 2005


                                                           JURISDICTION OF
COMPANY NAME                                           INCORPORATION/FORMATION

Alambry Funding, Inc.                                  Delaware
AP Orleans Inc.                                        New Jersey
AP Orleans Inc.                                        Pennsylvania
AP Orleans Real Estate Co.                             Pennsylvania
Brookshire Estates, L.P.                               Pennsylvania
Byers Commercial LP                                    Pennsylvania
Byers Group LLC                                        Pennsylvania
Byers Group II LLC                                     Pennsylvania
Byers Group III LLC                                    Pennsylvania
Community Management Services Group, Inc.              Pennsylvania
Greenwood Financial, Inc.                              Delaware
Greenwood Trade, Inc.                                  Delaware
JPO Air, LLC                                           Delaware
Lucy Financial, Inc.                                   Delaware
Masterpiece Homes, Inc     .                           Florida
Masterpiece Homes and Properties, Inc.                 Florida
OAH Manager, LLC                                       Pennsylvania
OHB Homes, Inc                                         Delaware
OHI NJ, Inc.                                           New Jersey
OHI PA GP, LLC                                         Pennsylvania
OHI PA, Inc.                                           Pennsylvania
OHI South Service Corp.                                Delaware
OKK LLC                                                Pennsylvania
OKKS Development LP                                    Pennsylvania
ONEA, Inc.                                             Pennsylvania
OPCNC, LLC                                             Delaware
Orleans Abstract Member, Inc.                          Pennsylvania
Orleans Affordable Housing LP                          Pennsylvania
Orleans Air LLC                                        Delaware
Orleans at Bordentown, LLC                             New Jersey
Orleans at Cooks Bridge, LLC                           New Jersey
Orleans at Covington Manor, LLC                        New Jersey
Orleans at Crofton Chase, LLC                          New Jersey
Orleans at East Greenwich, LLC                         New Jersey
Orleans at Elk Township, LLC                           New Jersey
Orleans at Evesham, LLC                                New Jersey
Orleans at Falls, LP                                   Pennsylvania
Orleans at Hamilton, LLC                               New Jersey
Orleans at Harrison, LLC                               New Jersey
Orleans at Illinois, LLC                               Delaware
Orleans at Lambertville, LLC                           New Jersey
Orleans at Limerick, LP                                Pennsylvania
Orleans at Lower Makefield, LP                         Pennsylvania
Orleans at Lower Salford, LP                           Pennsylvania
Orleans at Mansfield, LLC                              New Jersey
Orleans at Maple Glen, LLC                             New Jersey
Orleans at Meadow Glen, LLC                            New Jersey
Orleans at Millstone, LLC                              New Jersey
Orleans at Millstone River Preserve, LLC               New Jersey
Orleans at Monroe, LLC                                 New Jersey
Orleans at Moorestown, LLC                             New Jersey
Orleans at Skippack, LP                                Pennsylvania
Orleans at Southampton, LLC                            New Jersey
Orleans at Tabernacle, LLC                             New Jersey
Orleans at Upper Freehold, LLC                         New Jersey
Orleans at Upper Uwchlan, LP                           Pennsylvania
Orleans at Wallkill, LLC                               New York
Orleans at Westhampton Woods, LLC                      New Jersey
Orleans at West Bradford, LP                           Pennsylvania
Orleans at West Vincent, LP                            Pennsylvania
Orleans at Windsor Square, LP                          Pennsylvania
Orleans Construction Corp.                             Pennsylvania
Orleans Corporation                                    Pennsylvania
Orleans Corporation of New Jersey                      New Jersey
Orleans Homebuilders of Southwest Florida Inc.         Florida
Orleans Wheatley-Meadows, LLC                          New Jersey
OVS Inc.                                               New Jersey
P&L Realty                                             Virginia
Parker & Lancaster Corporation                         Virginia
Parker Lancaster, Tidewater LLC                        Virginia
Parker & Orleans Homebuilders, Inc.                    Delaware
Quaker Sewer, Inc.                                     Pennsylvania
RHGP LLC                                               Pennsylvania
Realen Home, LP                                        Pennsylvania
Sharp Road Farm Inc.                                   Pennsylvania
Stock Grange, LP                                       Pennsylvania
Wheatley Meadows Associates, LLC                       New Jersey